UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2014

Corinthian Colleges, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Corinthian Colleges, Inc. (the “Company,” “Corinthian,” “we,” “us” or other similar terms) entered into a Consent Agreement (the “Consent Agreement”) dated as of September 25, 2014, by and among the Company, Everest Colleges Canada, Inc., the Guarantors party thereto, the Lenders party thereto (the “Lenders”) and Bank of America, N.A., as Domestic Administrative Agent and Canadian Agent (“Agent”).  The Consent Agreement was entered into in connection with the Company’s Credit Facility among the same parties dated May 17, 2012 (as previously amended, the “Credit Agreement”).

Pursuant to the Consent Agreement, the Lenders consented to the Company’s execution of a Second Amendment to the Operating Agreement (the “Second Amendment”) with the U.S. Department of Education (the “Department”).  The Company previously reported that it had executed the Second Amendment, and described the terms thereof, in a Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2014.  In that 8-K, the Company reported that the Department would suspend future Title IV disbursements to the Company in the event the Company’s Lenders did not consent to the Second Amendment by September 25, 2014.

Separately, in late August 2014 the Company received a civil investigative demand (the “CID”) from the United States Department of Justice, Civil Division, as part of a False Claims Act investigation concerning allegations related to student attendance and grade record manipulation, graduate job placement rate inflation and non-Title IV funding source misrepresentations.  The CID requires the Company to provide written answers to interrogatories, documents, and testimony.  The Company intends to cooperate with this investigation.

As previously reported, the Company continues to need to obtain additional sources of liquidity to fund its operations and to implement the agreements contemplated by the

Operating Agreement with the Department.  To do so, the Company will continue to seek additional sources of liquidity through new financings, additional cost reductions, accelerated asset sales or some combination thereof.  There can be no assurance that the Company will be able to obtain any such additional needed liquidity on a timely basis, on terms acceptable to it, or at all. Any withholding of Title IV funds by ED, or further restrictions on funding or operations by accrediting agencies, state agencies, or other funding sources would exacerbate the Company’s existing liquidity constraints.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

September 26, 2014	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President &
General Counsel